Exhibit 10.20

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (Employee)

Community Health Systems, Inc.

2009 Stock Option and Award Plan

THIS AGREEMENT between you and Community Health Systems, Inc., a Delaware corporation (the "Company") governs an Award of a Non-qualified Stock Option on a date specified in your Award notification (the "Grant Date"), and

WHEREAS, the Company has adopted the Community Health Systems, Inc. 2009 Stock Option and Award Plan, as amended and restated (the "Plan"), in order to provide additional incentive to certain employees, officers and directors of the Company and its Subsidiaries; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined to grant an option to you as provided herein;

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Option.

1.1 The Company hereby grants to you the right and option (the "Option") to purchase all or any part of an aggregate of the number of whole Shares (such number being subject to adjustment as provided in Section 10 hereof) set out in your Award notification. The Company may delegate any of the duties associated with the administration of the Plan or this Agreement to one or more affiliates or third-party vendors (the "Plan Administrator").

1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Exercise Price.

The exercise price (the “Exercise Price”) per Share at which you shall be entitled to purchase Shares upon the exercise of this Option shall be the Exercise Price per Share set out in your Award Notification, which equals the Fair Market Value of one Share as of the Grant Date, or, if the Grant Date falls on a weekend or non-business day, the Fair Market Value of one Share on the next preceding trading day on which the Shares were traded (such Exercise Price being subject to adjustment as provided in Section 10 hereof). The Exercise Price per Share shall be the closing sales price of one Share as reported by the New York Stock Exchange at the close of the primary trading session on the Grant Date, or, if the Shares were not traded on such date, on the next preceding day on which the Shares were traded.

3. Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein prior to the termination of the Option pursuant to Sections 6, 7 or 8 hereof (the term of this Option prior to such termination, "Exercise Term").

4. Exercisability of Option.

Unless otherwise provided in this Agreement or the Plan, the Option shall vest as to and entitle you to purchase, in whole at any time or in part from time to time, one-third (1/3) of the total number of Shares subject to the Option (rounded to the nearest whole Share, if necessary) after the expiration of one (1) year from the Grant Date and an additional one-third (1/3) of the total number of Shares subject to the Option (rounded to the nearest whole Share, if necessary) after the expiration of each of the second and third anniversaries of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

5. Manner of Exercise and Payment.

5.1 Election to Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by electronic notification to the Company's Plan Administrator, or following such other procedures prescribed by the Company or the Plan Administrator (each as subject to the Company's Insider Trading Policy as it may be amended from time to time). Such notification shall state that you are electing to exercise the Option and the number of Shares in respect of which the Option is being exercised. In the event of your death, such notification shall be in the form prescribed by the Company or its Plan Administrator and shall be signed by your legal guardian, executor, administrator or other legal representative. The Company or its Administrator may require proof satisfactory to it as to the right of such person to exercise the Option.

5.2 Deliveries. The notification of exercise described in Section 5.1 hereof shall be accompanied by the full Exercise Price for the Shares in respect of which the Option is being exercised, in cash or by check or, if acceptable to the Plan Administrator, such payment shall follow by check from a registered broker acting as agent on your behalf. However, at the discretion of the Committee, you may pay the Exercise Price in part or in full by transferring to the Company Shares owned by you for a period of at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option. In addition, an Option may be exercised through the Company's Plan Administrator pursuant to such other cashless exercise procedures which may be deemed acceptable by the Committee from time to time. Any Shares transferred to the Company in payment of the Exercise Price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.

5.3 Issuance of Shares. Upon your election to exercise your Option, following receipt of full payment for the Exercise Price for the Shares underlying the Option being exercised, and subject to Section 13, the Company or its Plan Administrator shall take such action as may be necessary under applicable law to effect the issuance to you of the number of Shares so exercised. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of the Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5.4 Stockholder Rights. You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (a) the Option shall have been exercised in accordance with the terms of this Agreement and you shall have paid the full Exercise Price for the number of Shares in respect of which the Option was exercised, and any withholding taxes due in connection with such exercise, (b) the Company or its Plan Administrator shall have issued the Shares to you, and (c) your name shall have been entered as a shareholder of record on the books of the Company or otherwise evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent. Upon the occurrence of all of the foregoing events, you shall have full voting and other ownership rights with respect to such Shares.

6. Termination of Option. Subject to Sections 7 and 8 hereof, each Option shall terminate on the date which is the tenth anniversary of the Grant Date (or if later, the first anniversary of the date of any Applicable Death pursuant to Section 6.3 below if such death occurs prior to such tenth anniversary of the Grant Date), unless terminated earlier as follows:

6.1 If your employment is terminated by you or the Company for any reason other than (i) due to your Disability or death, or (ii) by the Company for Cause, you may for a period of three (3) months after the effective date of such termination exercise your Option to the extent, and only to the extent, that the Option or portion thereof was vested and exercisable as of the effective date of such termination, after which time the Option shall automatically terminate in full and shall no longer be exercisable.

6.2 If your employment is terminated by reason of your Disability, the Option shall immediately become vested and exercisable and you may, for a period of twelve (12) months after the effective date of such termination, exercise your Option, after which time the Option shall automatically terminate in full and shall no longer be exercisable.

6.3 If your employment is terminated by reason of your death, or if you die within three (3) months after a termination described in Section 6.1 hereof (provided such death occurs prior to the tenth anniversary of the Grant Date) (any such death, an “Applicable Death”), the Option shall immediately become vested and exercisable and the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution may, for a period of twelve (12) months following your Applicable Death, exercise the Option, after which time the Option shall automatically terminate in full and shall no longer be exercisable.

6.4 If your employment is terminated for Cause, the Option granted to you hereunder shall automatically terminate in full immediately and no rights thereunder may be exercised.

6.5 Except as expressly provided herein to the contrary, the Option, to the extent not yet vested and exercisable, shall automatically terminate in full and shall no longer be exercisable immediately upon the Employee's termination of employment with the Company for any reason.

7. Effect of Change of Control.

In the event of a Change in Control of the Company at any time on or after the Date of Grant, the terms of the Plan shall control the treatment of any outstanding Option that has not become vested in accordance with Section 4 or Section 6 hereof.

8. Prohibited Activities

8.1 Prohibition Against Certain Activities. You agree that (a) you will not at any time during your employment (other than in the course of your employment) with the Company or any Affiliate thereof, or after any termination of employment, directly or indirectly disclose or furnish to any other person or use for your own or any other person's account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of your employment with, or other performance of services for, the Company or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner you may have acquired such knowledge or information, and you shall retain all such knowledge and information in trust for the benefit of the Company, its Affiliates and the successors and assigns of any of them, (b) you will not at any time during your employment with the Company or any Affiliate thereof, or for three (3) years following any termination of employment, directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Company or any Affiliate thereof, (c) you will not at any time during your employment with, or performance of services for, the Company or any Affiliate thereof or after any termination of employment, publish any statement or make any statement (under circumstances reasonably likely to become public or that might reasonably be expected to become public) critical of the Company or any Affiliate of the Company, or in any way adversely affecting or otherwise maligning the business reputation of any of the foregoing entities, and (d) you will not breach the provisions of Section 9 hereof (any activity described in clause (a), (b), (c) or (d) of this Section 8.1 being herein referred to as a "Prohibited Activity").

8.2 Right to Terminate Option. You understand that the Company is granting to you an option to purchase Shares hereunder to reward you for your future efforts and loyalty to the Company and its Affiliates by giving you the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, at any time during which any portion of the Option, including any exercisable portion, is outstanding (a) if you engage in any Prohibited Activity, or (b) you engage in any Competitive Activity (as hereinafter defined), or (c) you are convicted of a crime against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the Option in full, including any exercisable portion thereof, which shall then be of no further force and effect.

The term "Competitor" shall mean any person that competes either directly or indirectly through one or more Affiliates with any of the businesses in which, at the time your employment is terminated, the Company or any of its subsidiaries is engaged.

The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor; (ii) directly or indirectly (x) controlling any Competitor or (y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding) (it being understood that, if any such interests in any Competitor are owned by an investment vehicle or other entity in which you own an equity interest, a portion of the interests in such Competitor owned by such entity shall be attributed to you, such portion determined by applying the percentage of the equity interest in such entity owned by you to the interests in such Competitor owned by such entity); (iii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the customers or suppliers of the Company or any Affiliate of the Company; (iv) employment by (including serving as an officer or director of) or providing consulting services to any Competitor; provided, however, that if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to any Competitor shall be Competitive Activity only if (1) your employment duties are at or involving the part of the Competitor's business that competes with any of the businesses conducted by the Company or any of its subsidiaries (the "Competing Operations"), including serving in a capacity where any person at the Competing Operations reports to you, or (2) the consulting services are provided to or involve the Competing Operations. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Competitor, whether through the ownership of equity or debt interests, by contract or otherwise.

9. Non-Transferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Option may be transferred to members of your immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means your spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.

10. Adjustments.

In the event of a Change in Capitalization, the provisions of Section 12 of the Plan will apply. The Committee's adjustment shall be final and binding for all purposes of the Plan and the Agreement. No adjustment provided for in this Section 10 shall require the Company to issue a fractional Share, and the total adjustment with respect to this Agreement shall be limited accordingly.

11. Acknowledgement and Acceptance of Award Agreement.

The Option shall be subject to your acknowledgement and acceptance of the Option and the terms of this Agreement to the Company or its Plan Administrator (including by electronic means, if so provided) no later than the earlier of (i) 180 days from the Date of Grant and (ii) the date that is immediately prior to the date that the Option vests pursuant to Section 6 or Section 7 hereof (the “Return Date”); provided that if you die before the Return Date, this requirement shall be deemed to be satisfied if the executor or administrator of your estate acknowledges and accepts this Agreement through the Company or its Plan Administrator no later than ninety (90) days following your death (the “Executor Return Date”). Notwithstanding anything contained herein to the contrary, if this Agreement is not so acknowledged and accepted on or prior to the Return Date or the Executor Return Date, as applicable, the Option shall be forfeited, and neither you nor your heirs, executors, administrators and successors shall have any rights with respect thereto.

12. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate your employment, nor confer upon you any right to continuing employment by the Company or any of its Subsidiaries.

13. Withholding.

The Company or its Plan Administrator shall have the right to deduct from any amounts payable under this Agreement an amount equal to the federal, state and local income taxes and other amounts as may be required by applicable law to be withheld (the "Withholding Taxes"). If you are entitled to receive Shares upon exercise of the Option, you shall pay the Withholding Taxes to the Company or its Plan Administrator in cash prior to the issuance of such Shares;

provided, however, that, in satisfaction of the Withholding Taxes, you may, unless the Committee determines otherwise, elect to have withheld a portion of the Shares issuable to you upon exercise of the Option having an aggregate Fair Market Value equal to the Withholding Taxes.

14. Acknowledgement that You Are Bound by the Plan.

By acknowledging and accepting this Option and the terms of this Agreement you hereby confirm the availability and your review of a copy of this Agreement, the Plan and the Prospectus, and other documents made available to you electronically or otherwise in connection with this Option by the Company or its Plan Administrator, and you agree to be bound by all the terms and provisions thereof and by the Company’s Insider Trading Policy, as each may be amended from time to time. Copies of these documents are also available from the Company upon request.

15. Modification of Agreement.

This Agreement may be modified, amended, supplemented or terminated, and any terms or conditions may be waived, but only by a written instrument executed both parties hereto; provided that the Company may modify, amend, supplement or waive this Agreement or any provision hereof in a writing signed by the Company without any further action by you if such modification, amendment, supplement or termination does not materially and adversely affect your rights hereunder.

16. Severability.

If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible, and the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

17. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

18. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of and be binding upon your legal representatives, heirs, executors, administrators and permitted successors.

19. Entire Agreement.

This Agreement and the terms and conditions of the Plan constitute the entire understanding between you and the Company and its Subsidiaries, and supersede all other agreements, whether written or oral, with respect to the subject matter hereof.

20. Headings.

The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

21. Notice.

All notifications and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

(a) If to the Company, by regular mail to:

Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, TN 37067

Attention: Chief Legal Officer

(b) If to you or your legal representative, to such person at the address as reflected in the records of the Company.

22. Consent to Jurisdiction.

Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby ("Litigation") (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. certified mail to such party's respective address set forth in Section 21 hereof shall be effective service of process for any Litigation brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

23. Specific Performance.

You acknowledge and agree that there will be no adequate remedy at law for a violation of any of the provisions of Section 8 of this Agreement and that, in addition to any other remedies which may be available, in the event of any breach or threatened breach by you of any of the provisions of Section 8 of this Agreement, the Company shall be entitled to (i) an injunction restraining such breach or threatened breach and (ii) an order of specific performance to enforce the observance and performance of such covenant or obligation, without proof of actual damages, and you agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

COMMUNITY HEALTH SYSTEMS, INC.